EXHIBIT 99.1

United Development Funding III Announces Formation of a Special Committee of Independent Advisors

On October 8, 2014, United Development Funding III, L.P. (the “Partnership”), a non-traded, publicly registered Delaware limited partnership, announced it has formed a special committee comprised of independent advisors to evaluate potential strategic alternatives for the Partnership, including (i) a possible sale transaction involving the Partnership, (ii) the possible listing of the Partnership’s units of limited partnership interest on a national securities exchange, (iii) a possible acquisition transaction involving the Partnership and/or (iv) a possible merger with a publicly listed company.

Hollis M. Greenlaw, CEO of our General Partner stated: “Our cohesive team of senior management and asset managers provides a wealth of homebuilding and land development experience and has consistently demonstrated our ability to execute our strategic plan by acquiring and managing residential real estate loans and producing a stable yield. The strength of the housing recovery presents an optimal time to evaluate opportunities to facilitate our continued growth in Texas and expand into the largest homebuilding markets across the country. We now look to add further value and investor liquidity through the pursuit of one or more strategic alternatives.”

The Partnership is not able to further discuss its possible strategic alternatives or address questions about them at this time. There is no set timetable and there can be no assurances that the review process will result in any transaction(s) being announced or completed.

About United Development Funding III, L.P.

United Development Funding III, L.P. is a Delaware limited partnership. The Partnership was formed primarily to generate current interest income by investing in mortgage loans. Additional information about the Partnership can be found on its website at www.udfonline.com. The Partnership may disseminate important information regarding its operations, including financial information, through social media platforms such as Twitter, Facebook and LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may relate to anticipated financial performance, business prospects, market conditions and other matters. All statements included in this press release that address activities, events or developments that we expect, believe or anticipate will exist or may occur in the future are forward-looking statements. These forward-looking statements are based on management’s current intents, beliefs, expectations and assumptions and on information currently available to management that are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in these forward-looking statements. Words such as “may,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should” and variations of these words and similar expressions are intended to identify forward-looking statements.

Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false. We caution you not to place undue reliance on forward-looking statements, which reflect our management’s view only as of the date of this press release. We undertake no obligation to update or revise any forward-looking statements made by us or on our behalf to reflect changed assumptions, the occurrence of unanticipated events or changes as a result of new information, future developments, subsequent events or circumstances or otherwise.  Factors that could cause actual results to differ materially from any forward-looking statements include but are not limited to:  changes in general economic conditions, the real estate market and the credit market; our borrowers’ inability to sell residential lots; economic fluctuations in Texas, where our investments are geographically concentrated; retention of our senior management team; and the availability of capital and financing. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and risk factors set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, in our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2014 and June 30, 2014 and in subsequent filings with the U.S. Securities and Exchange Commission.

Contacts:

Matthew Goldstein	Anthony J. Chereso
DDCWorks	United Development Funding III, L.P.
mgoldstein@ddcworks.com	tchereso@umth.com
Ph: 484-342-3600	Ph: 817-835-0650